Exhibit (c)(9)

C O N F I D E N T I A L

1 1 A U G U S T 2 0 1 3

P R E S E N T A T I O N T O T H E S P E C I A L C O M M I T T E E

Project Dolphin

PRIVILEGED AND CONFIDENTIAL

C O N F I D E N T I A L

P R O J E C T D O L P H I N

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Dole Food Company, Inc. (together with its subsidiaries, “Dole” or “Dolphin” or the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company, or any other entity. Certain forecasts utilized herein were provided by the Company and certain forecasts were prepared based upon direction from the Special Committee. With respect to financial forecasts provided by the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to any forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors (the “Special Committee”) of Dole Food Company, Inc., and will not be responsible for and will not provide, and the information herein does not constitute, any tax, accounting, actuarial, legal or other specialist advice.

C O N F I D E N T I A L P R O J E C T D O L P H I N

Table of Contents

I INTRODUCTION 1

II DISCUSSION OF DOLPHIN PROJECTIONS 8

III VALUATION ANALYSIS 19

APPENDIX

A Supplemental Materials on Management 5-Year Projections 32

B Supplemental Valuation Materials 38

P R O J E C T D O L P H I N

I Introduction

P R O J E C T D O L P H I N

I I N T R O D U C T I O N

Situation Overview

On June 10, Mr. Murdock made an offer to acquire the remaining ~60% he does not currently own in Dolphin

On June 24, the Special Committee and its financial and legal advisors held a meeting with Mr. Murdock and his advisors and representatives of the Company and its counsel

On June 25, the formation of the Special Committee, along with the retention of financial and legal advisors, was announced in a press release

Following this announcement, the advisors and the Special Committee began conducting due diligence

On July 8, Competitor A made an approach to the Special Committee and its advisors to discuss a potential combination with Dolphin

The transaction (which would include a mixed consideration of cash and stock) was presented as having the potential to deliver value to Dolphin’s shareholders in excess of the $12.00 offer

Competitor A conditioned the submission of a more definitive proposal on assurances from Mr. Murdock of his willingness to participate

The Special Committee also received inquiries from two separate financial sponsors

Sponsor A, who held discussions with Dolphin in the past regarding one of Dolphin’s divisions, expressed an interest in discussing a potential transaction involving either a division of Dolphin or the whole Company; Sponsor A offered no indication of value

After a prior verbal expression of interest, Sponsor B sent a letter to the Special Committee on July 19, expressing an interest in acquiring Dolphin for a price per share of up to $14.00; the offer is subject to due diligence and appropriate financing; Sponsor B declined to provide any bases or assumptions in support of their valuation

On July 10, Mr. Murdock’s legal counsel sent a letter to the Special Committee reiterating that it was Mr. Murdock’s current intention to terminate his offer if no agreement had been reached by July 31

On July 23, the Special Committee and its advisors reviewed an initial set of projections prepared by Management (the

“Management 5-Year Projections”)

1

P R O J E C T D O L P H I N

Situation Overview (cont’d)

I I N T R O D U C T I O N

On July 25 – 26, Andrew Conrad, the Chairman of the Special Committee, and Lazard held calls with five significant Dolphin shareholders

On July 25, Mr. Conrad and Lazard held a telephonic meeting with Mr. Murdock and his advisors

Mr. Murdock stated that under no circumstance would he support a merger with or a sale of Dolphin to Competitor A

He restated his intention to withdraw his acquisition offer on July 31

On July 27, Mr. Conrad and Mr. Murdock met to discuss the scheduled expiration of Mr. Murdock’s offer and the Special Committee’s process to date and its timeline

Mr. Conrad discussed the Special Committee’s concerns related to Management’s projections and the need to develop material changes to those projections

Mr. Murdock emphasized that he had not determined to extend his July 31 termination date and discussed with Mr. Conrad the alternatives available to him if he withdrew his offer on July 31 as previously announced

Mr. Conrad highlighted the substantial work that has been done to date by the Special Committee and its advisors and indicated that it would not be in the best interest of Dolphin or its shareholders if the process were to be terminated at this point

Mr. Murdock indicated a willingness to increase his offer to $13.05 per share if the Special Committee would be prepared to accept a deal at that price

On July 30, the Special Committee and its advisors met to:

Review the updated Management 5-Year Projections

Review potential alternative sets of projections (prepared at the direction of the Special Committee)

Review the preliminary valuation implications of the various sets of projections

2

P R O J E C T D O L P H I N

Situation Overview (cont’d)

I I N T R O D U C T I O N

On August 1, Mr. Conrad and Sherry Lansing, a member of the Special Committee, met with Mr. Murdock to discuss the economic terms of Mr. Murdock’s offer

Mr. Conrad and Ms. Lansing indicated that the Special Committee would be willing to enter into a transaction at $14.00 per share

After discussions, Mr. Murdock indicated that the maximum price he could pay was $13.25 per share

After further negotiations, Mr. Murdock offered $13.50 per share as his final offer and threatened to otherwise end the process

Mr. Conrad and Ms. Lansing broke the negotiations to discuss Mr. Murdock’s offer with the other members of the Special

Committee, Lazard and Sullivan & Cromwell to determine negotiating tactics and whether it was possible to increase the price further

In further discussions, Mr. Conrad and Ms. Lansing sought again to persuade Mr. Murdock to increase his price, but he unequivocally refused to do so and indicated he was prepared to withdraw the offer rather than increase his price further

Mr. Conrad and Ms. Lansing took a second break to discuss the situation with the other members of the Special Committee, Lazard and Sullivan & Cromwell

After consulting with the other members of the Special Committee, Lazard and Sullivan & Cromwell, Mr. Conrad and Ms. Lansing informed Mr. Murdock that the Special Committee would be prepared to recommend a transaction at an agreed price of $13.50, subject to negotiation of the definitive terms of the merger agreement and the debt and equity commitment letters and receipt of a fairness opinion from Lazard

Between August 1 and August 10, Paul Hastings and Sullivan & Cromwell negotiated the terms of the merger agreement, the equity commitment letter to be delivered by Mr. Murdock and the debt commitment letter to be delivered by Mr. Murdock’s lenders

3

P R O J E C T D O L P H I N

Summary of the Murdock Offer

I I N T R O D U C T I O N

On June 10, 2013, Mr. Murdock delivered a offer to acquire all of the outstanding shares of Dolphin not already owned by him or his affiliates (remaining 60%)

Offer price of $12.00 in cash per share (plus the assumption of existing debt)

According to Mr. Murdock’s proposal, the offer represented a premium of 18% over the closing share price on June 10 and 19% over the one-month VWAP preceding June 10

Believes this represents “compelling valuation compared to historical Company and peer trading levels and similar transactions”

Implied valuation multiple, as presented by Mr. Murdock, does not appear to reflect any value for non-core assets and EBITDA does not appear to be adjusted for stock-based compensation expense

Will not proceed with the transaction unless the following conditions are met:

The approval by a Special Committee of independent directors of the Board

A non-waivable condition requiring the approval of a majority of the shares not owned by Mr. Murdock or his affiliates

Proposes to negotiate a definitive merger agreement with customary terms and conditions

Has received a “highly confident” letter with respect to the financing of the transaction from Deutsche Bank

Mr. Murdock is prepared to commit additional funding to support the transaction

Has hired Deutsche Bank as financial advisor and Paul Hastings LLP as legal advisor

Offer letter recognized the need for the Board to conduct an appropriate process but stated that “time is of the essence” and that Mr. Murdock planned to terminate or withdraw his offer if a definitive merger agreement had not been executed by July 31, 2013

Schedule 13D indicated that “Mr. Murdock does not currently intend to sell any shares”; this position was reiterated by Mr.

Murdock during subsequent discussions

Based on discussions at the July 27 meeting with Mr. Conrad, Mr. Murdock indicated a willingness to increase his offer to $13.05 per share if the Special Committee would be prepared to accept a deal at that price

At a meeting on August 1 with Mr. Conrad and Ms. Lansing, Mr. Murdock offered $13.50 per share in cash as his final offer

4

P R O J E C T D O L P H I N I I N T R O D U C T I O N

Share Price Performance Since the Murdock Offer

Share Volume Price (m)

$14.00 June 11: DHM Offer 25

Made Public DHM Revised Offer: $13.50

Dolphin $12.81

$13.00 +25.6%(a)20

CQB

$12.00 $12.35(b)

DHM June 10 Offer: $12.00 +15.3%(a)

15

FDP

$11.00 June 10: $29.50(b)$10.20 +8.5%(a)

10

$10.00

Daily Average Trading Volume Over a 90-day

$9.34 Period Prior to the Murdock Offer: 1.0m 5 $9.00

Volume Equivalent to c. 114% of Free Float Traded Since the Murdock Offer (c. 62.2m shares)

$8.00 0 Jun 05 Jun 18 Jul 01 Jul 14 Jul 27 Aug 09

Source: FactSet as of 8/9/2013.

(a) Performance since 6/10/2013 closing price.

(b) Actual company stock price. FDP and CQB stock price evolutions displayed in the graph are rebased on Dolphin’s price as of 6/10/2013.

5

P R O J E C T D O L P H I N I I N T R O D U C T I O N

Summary of the Feedback Received from Dolphin’s Shareholders

At the direction of the Special Committee, Lazard approached Dolphin’s major shareholders (based on most recent public filing data) and responded to incoming inquiries to offer shareholders the opportunity to share their views with the Special Committee on the Murdock offer

As a result, Andrew Conrad and Lazard attended five separate telephonic meetings (listen-only mode) on July 25 – 26 with shareholders representing more than 10% of the float (based on self-reported shareholdings)

Consensus view is that the Murdock offer is opportunistic and does not value the Company appropriately given its earnings potential and the embedded value of non-core assets, among other factors

However, certain shareholders indicated that they would be amenable to a transaction and certain shareholders expressed their preference for a transaction to occur eventually

Shareholders expressed confusion and concern at the recent sequence of corporate events (e.g. announcement of share buyback followed by cancellation shortly thereafter)

They also expressed meaningful concern about the lack of clarity regarding Management’s communication to the investor community (e.g. cost saving opportunities, value of non-core assets)

Certain shareholders acknowledged the recent transformation of the business (sale of the worldwide packaged foods and Asia fresh produce businesses) and noted that they struggle with estimating the run-rate earnings potential of Dolphin

Shareholders highlighted (i) the potential for earnings to turn around once industry conditions become more favorable and (ii) that the Company should be able to improve operating margins over time and close the gap with its peers

Shareholders questioned the decision to purchase new ships and noted the lack of clarity in terms of return on investment

Shareholders want to see the Special Committee complete its work and, to the extent that an agreement is struck with Mr. Murdock eventually, such agreement should be at a value higher than $12.00 per share

Shareholders expressed concern at the July 31 deadline and encouraged the Special Committee to take the time necessary to complete its work

6

PROJECT DOLPHIN | I INTRODUCTION

Due Diligence to Date

KEY INTERACTIONS TO DATE

Key meetings/ conference calls with Management

Supplemented by daily interactions with Management and ongoing updates posted to the dataroom

6/25/2013	▪ Kick-off conference call with Management (information request, process/timetable, logistics)
6/28/2013	▪ Lazard NDA finalized; conference call with Management to review the background of the Itochu transaction
6/28/2013	▪ Access granted to the dataroom
6/30/2013	▪ Preliminary information request list sent to the Company
7/1/2013	▪ Conference call with Management to discuss various business and financial due diligence items
7/8/2013	▪ Due diligence meeting with Management at the Company's headquarters
7/12/2013	▪ Conference call with Management: presentation of Management 5-Year Projections
7/14/2013	▪ Follow-up information request list sent to the Company
7/15/2013	▪ Conference call with Management to discuss various business and financial due diligence items
7/16/2013	▪ Conference call with Management and divisional executives to review divisional performance
7/17/2013	▪ Conference call with Management, Hawaii operations manager and C.B. Richard Ellis representatives to discuss Hawaiian land and sale process ▪ Conference call with Management to discuss certain items related to investment in new ships
7/22/2013	▪ Follow-up information request list sent to the Company ▪ Conference call with Management to discuss various financial due diligence items ▪ Discussion with D. DeLorenzo to review historical performance of the business
7/23/2013	▪ Review of Management 5-Year Projections with Special Committee
7/24/2013	▪ Discussion between Mr. Conrad, Management and Lazard regarding the Management 5-Year Projections
7/25-29/2013	▪ Follow-up discussions with Management
7/30/2013	▪ Review with Special Committee of updated Management 5-Year Projections, potential alternative sets of projections (prepared at the direction of the Special Committee) and preliminary valuation implications of the various sets of projections
7/31-8/8/2013	▪ Follow-up discussions with Management

7 | LAZARD

P R O J E C T D O L P H I N

II Discussion of Dolphin Projections

PROJECT DOLPHIN   II   DISCUSSION OF DOLPHIN PROJECTIONS

Introduction to Management 5-Year Projections

- **Prepared by Management at request of Special Committee ahead of July Board meeting**
  - Reviewed at July 11 Board meeting; Board not requested to and did not approve
- **Received input from senior management as well as divisional executives**
- **5-year projections vs. regular 3-year budgeting/planning process**
  - Outer years subject to limited visibility and uncertainty given cyclical nature of fresh produce business
  - Prepared on "top-down" basis rather than "bottom-up"
  - Prepared over a relatively short period of time and may not have been subject to usual senior management "give-and-take" of regular budgeting process
- **Focused primarily on EBITDA metric**
  - Remainder of P&L constructed from EBITDA as starting point each year
  - Cash flow items were provided on July 19
- **Cash flow items[(a)] reflect Management's most current thinking/estimates**
  - Unclear that full impact/upside of sizeable investment program (~$600 million over 2013 – 2017) has been reflected in EBITDA
  - IT capex program initially estimated at $110 million over projected period and revised to $25 million on July 24

(a) Revised cash flow forecasts do not reflect any increase in D&A related to new USWC vessels and IT capex program; Management indicated that net cash flow impact would likely be neutral as these investments would likely not generate any tax benefits due to Dolphin's current tax structure.

8 | LAZARD

PROJECT DOLPHIN

II DISCUSSION OF DOLPHIN PROJECTIONS

Management 5-Year Projections – Management Approach

Source: Board of Directors' Meeting – Company Overview – July 2013 (Dataroom: 1.10.)

- **Starting point: Dolphin 3-Year Plan**
- **Management approach:**
  - Reviewed historical performance against budget since the 2009 IPO
    - — Volatile earnings in Dolphin's commodity produce business
  - Reviewed key variables based on current business environment
  - Did not incorporate any acquisition activity
  - 2016E-2017E EBITDA kept constant, other than impact from new USWC vessels
- **Key variables:**
  - Banana pricing and cost
  - Fresh Vegetables earnings capability
  - Business realignment
  - Impact of the West Coast replacement vessels
- **Assessment of key variables resulted in a High / Low EBITDA range per year until 2017 (see page 33 for further details)**
  - Management then selected the midpoint of the range for each year

Source: Company.

9 | LAZARD

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Management 5-Year Projections – Summary Overview

($ in millions)

Source: 2013-2017 Projection Summary 07.22.2013 Revision (Dataroom: 3.9.3.); 2013-2017 Cash Flow Projections Revised

7-24-2013 (Dataroom: 3.9.6.)

ACTUAL MANAGEMENT 5-YEAR PROJECTIONS 13E-17E

2012A 2013E 2014E 2015E 2016E 2017E CAGR

P&L ITEMS

Revenue $4,246.7 $4,458.2 $4,452.0 $4,554.9 $4,612.8 $4,621.8 0.9%

% Growth (11.1%) 5.0% (0.1%) 2.3% 1.3% 0.2%

Gross Margin $367.8 $354.0 $369.0 $373.4 $386.2 $388.3 2.3%

% Margin 8.7% 7.9% 8.3% 8.2% 8.4% 8.4%

Adjusted EBITDA—Company Reporting(a) $171.8 $154.5 $164.0 $169.2 $181.5 $183.2 4.3%

% Margin 4.0% 3.5% 3.7% 3.7% 3.9% 4.0%

Less: D&A (65.9) (66.0) (68.3) (67.8) (67.3) (66.9)

% of Total Revenue 1.6% 1.5% 1.5% 1.5% 1.5% 1.4%

Adjusted EBIT—Company Reporting $105.9 $88.6 $95.7 $101.3 $114.2 $116.3 7.0%

% Margin 2.5% 2.0% 2.2% 2.2% 2.5% 2.5%

CASH FLOW ITEMS

Change in Working Capital — ($9.2) ($2.4) ($3.5) ($2.0) ($0.3)

% of Change in Revenue — 4.3% (38.6%) 3.4% 3.4% 3.4%

Strategic and All Other Projects Capex — (113.7) (92.9) (68.3) (69.2) (69.3)

% of Total Revenue — 2.5% 2.1% 1.5% 1.5% 1.5%

IT-Related Capex — — (15.0) (10.0) — —

Ships Payments — (32.9) (32.9) (67.5) (34.7) —

Other Cash Items (Excludes Interest)(b) — (228.9) (81.2) (57.9) (53.7) (46.9)

After-Tax Unlevered Free Cash Flow ($230.1) ($60.4) ($38.1) $21.9 $66.6

Source: Company.

(a) Midpoint of projections for 2014-2017 period. 2012 and 2013 adjusted for E.U. fine ($26.0m recorded in 2012, $33.8m recorded in Q1 2013 as per Company “Tuesday Packages”).

(b) Includes defined benefit plan contributions ($13.2m outflow in 2013, $18.1m in 2014, progressively decreasing to $8.3m in 2017), SERP/ESP funding ($47.3m outflow in 2013), other

Itochu expenses/tax payments ($43.5m outflow in 2013), E.U. fine ($64.5m outflow in 2013), tax cases settlements ($23.1m outflow in 2013 and $19.6m outflow in 2014), DBCP settlements ($24.9m outflow between Q4 2013 and 2016), EBITDA comparability adjustments (deduction of stock-based compensation expense, equity earnings contribution and interest 10 income) totaling approximately ~$17m per annum from 2014 onwards (~$21m in 2013E), and taxes at effective tax rate of 20.0% as per Company’s guidance plus $1.6m incremental taxes each year from 2014 onwards, related to Ecuador tax case resolution. Excludes net proceeds from exercise of stock-options/share repurchase (+$3.3m net inflow in 2013) and asset sales

($30.6m in 2013, $50.0m per annum over the 2014-2017 period).

10

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Management 5-Year Projections vs. Historical Performance

($ in millions)

Source: Board of Directors’ Meeting – Company Overview – July 2013 (Dataroom: 1.10.)

VAR. 2009A-2013E: ($62m) VAR. 2013E-2017E: +$28m(a)

$226

Adjusted $217

EBITDA $206

$204

$196 $193 $195 High

$182

$173 $178 Midpoint

$172 $182 $183

$168

$169 $170 $171 Low

$155 $155 $164

$160

Budget $155

Actual/Proj.

2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

Actual vs. Budget ($) +$11 ($22) +$28 ($10)

Actual vs. Budget (%) +5% (10%) +17% (6%)

11 Source: Company.

(a) Midpoint of 2017E range vs. 2013E.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Management 5-Year Projections vs. Dolphin 3-Year Plan – Adjusted EBITDA

($ in millions)

Source: Board of Directors’ Meeting – Company Overview – July 2013 (Dataroom: 1.10.); 2013-2017 Projection Summary

07.22.2013 Revision (Dataroom: 3.9.3.)

$211.9

Adjusted $200.5

EBITDA

($42.7)

($36.5) $183.2

$181.5

$169.2

$154.5 $164.0

Dolphin

3-Year Plan $154.5

Management

5-Year

Projections

(Midpoint)

2013E 2014E 2015E 2016E 2017E

Source: Company.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

2015E Adj. EBITDA Bridge: Dolphin 3-Year Plan vs. Management 5-Year Projections

($ in millions)

Source: Board of Directors’ Meeting – Company Overview – July 2013 (Dataroom: 1.10.); 2013-2017 EBITDA Sensitivity Analysis

(Dataroom: 3.6.)

Dolphin Management

3-Year Plan 5-Year Projections

$211.9

$12.0 $1.3 $1.5 $0.6 $178.1

($27.1) ($0.7) ($1.3)

CASE $211.8 $211.8 ($20.1 )

$184.7 $184.0 $175.9 $177.2 $178.7 $179.3 $178.0

HIGH $163.9 $163.9 $163.9

2015E North European Higher Chile Fresh Latin Fresh Fresh Corporate Transition Bonus Packaged Pro Forma

Adj. America Banana Banana Higher Vegetables Cost/ Fruit Vegetables Cost to New Ships Reversal Food 2015E

EBITDA Banana Pricing Fruit Fruit Normalization Price Cost Cost Savings Legacy Adj.

Pricing Cost Cost Adjustment Savings Savings Pension Cost EBITDA

$211.9 Midpoint $169.2

($26.0)

($5.0) $27.0 $160.1

CASE ($1.3)

$185.8 $180.8 ($29.1) ($0.7) $10.0 $1.3 $1.5 $0.6

LOW $151.7 $151.0 $160.0

()$ $ 120.(30.1)9) $120.9 $130.9 $130.9 $132.2 $133.7 $134.3

2015E North European Higher Chile Fresh Latin Fresh Fresh Corporate Transition Bonus Packaged Pro Forma

Adj. America Banana Banana Higher Vegetables Cost/ Fruit Vegetables Cost to New Ships Reversal Food 2015E

EBITDA Banana Pricing Fruit Fruit Normalization Price Cost Cost Savings Legacy Adj.

Pricing Cost Cost Adjustment Savings Savings Pension Cost EBITDA

13

Source: Company.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Management 5-Year Projections vs. Dolphin 3-Year Plan – Capex (Revised)

($ in millions)

Source: Dole – Model – 3 Year Plan (Bank Book) (Dataroom: 3.2.); 2013-2017 Cash Flow Projections Revised 7-24-2013 (Dataroom: 3.9.6.)

2013E-2017E

Cumulative

Strategic and All Other Capex $413

Ships Capex 168

$170 IT Capex 25

Capex Total $606

($23)

$147 $146

$141 $10

$33

$15 IT Capex

Strategic IT Capex $68

Capex Ships Capex

$33

$105

Dolphin $35 +$65 +$72 $104

3-Year Plan Strategic Capex Ships Capex $35

Ships Capex

$26

Management $75 Strategic Capex $74

5-Year $79 Ships Capex

Projections

All All Other Capex $67 $68 $69 $69

Other

Capex All Other Capex

$65 All Other Capex All Other Capex All Other Capex

2013E 2014E 2015E 2016E 2017E

Source: Company.

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Management 5-Year Projections – Selected EBITDA Sensitivity Analysis

($ in millions)

ANNUAL 2017E PRO

SENSITIVITY EBITDA FORMA

DESCRIPTION IMPACT EBITDA OBSERVATIONS

MANAGEMENT 5-YEAR PROJECTIONS — $183.2 -

$0.25/box price Dolphin 3-Year Plan initially contemplated a $0.34/box

NORTH AMERICA increase on North +$19.3-21.2(a) $204.3 price increase in 2014

BANANA PRICING

America volumes(a) Sensitivity would apply each year, starting in 2014

`

$0.25/box price Dolphin 3-Year Plan initially contemplated a $0.49/box

EUROPE BANANA increase on Europe +$5.3(b) $188.4 price increase in 2014

PRICING

volumes(b) Sensitivity would apply each year, starting in 2014

Fresh Vegetables at

FRESH Management 5-Year Projections contemplate a run-rate

initial 2015 run-rate

VEGETABLES +$23.8 $207.0 EBITDA of $79m for the Fresh Vegetables business forecast of $103m (per

EARNINGS Sensitivity would apply each year, starting in 2014(c)

Dolphin 3-Year Plan)

Management public statement in September 2012

$30m incremental contemplated $50m of potential annual cost savings (of

COST SAVINGS +$30.0 $213.2

annual cost savings which $20m have been clearly identified in projections)

Sensitivity would apply each year, starting in 2014

Management 5-Year Projections assume 2016E-17E

1.5% growth per EBITDA kept constant, other than impact from new

EBITDA GROWTH annum in 2016E-2017E +$5.1 $188.3 USWC vessels

EBITDA

Sensitivity would apply each year, starting in 2016(d)

$7.3m incremental Management 5-Year Projections include $11.8m-$17.4m

UPSIDE FROM benefits from 2016 +$7.3 $190.5 of potential upside from new USCW vessels by 2017

NEW USWC SHIPS

onwards (50% upside) Sensitivity would apply each year, starting in 2016(e)

(a) Based on Company’s expected North American volumes, excluding organic bananas volumes: 77.1m boxes in 2014, 78.2m in 2015, 83.7m in 2016, 84.7m in 2017 (Source: 2013-2017

EBITDA Sensitivity Analysis – Dataroom: 3.6. – midpoint of assumptions). (b) Based on Company’s expected European volumes, excluding organic bananas volumes of 21.0m boxes each year

15 from 2014 onwards (Source: 2013-2017 EBITDA Sensitivity Analysis – Dataroom: 3.6.). (c) $2.3m impact in 2014, $23.8m from 2015 onwards. (d) $2.5m impact in 2016, $5.1m from 2017 onwards. (e) $6.5m impact in 2016, $7.3m from 2017 onwards.

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Potential Alternatives to Management 5-Year Projections

The sets of projections outlined in the following pages have been prepared at the direction of the Special Committee

Corresponds to high end of EBITDA estimates from Management 5-Year Projections (see page 11)

Source: Board of Directors’ Meeting – Company Overview – July 2013 (Dataroom: 1.10.)

Results in 2017E EBITDA of $ 195 million (vs. $ 183 million in midpoint of Management 5-Year Projections)

Key differences (and EBITDA impact) compared to Dolphin 3-Year Plan include:

MANAGEMENT

HIGH CASE Higher fruit costs (-$27 million; primarily bananas)

Fresh Vegetables normalization (-$ 20 million in run-rate earnings)

Upside from incremental cost savings (+$15 million; primarily Fresh Fruit)

Upside from new USWC vessels (+$17 million by 2017)

Cash flow items(a)per Management 5-Year Projections

2014E – 2015E EBITDA estimates per Dolphin 3-Year Plan; adjusted to exclude EBITDA impact of certain capital expenditures that have been postponed, as per Management guidance:

EBITDA reduction of $9 million related to postponement of farm acquisitions in Ecuador (postponed indefinitely)

EBITDA reduction of $1 million in 2014 related to postponement of Coyoles investment to 2014

EBITDA reduction of $2 million in 2014 related to postponement of Banapuerto investment to end of 2014

SPECIAL 2013E EBITDA estimate per Management 5-Year Projections ($ 155 million) plus $ 6.5 million incremental bonus

COMMITTEE

UPSIDE CASE reversal (results in 2013E EBITDA of $ 161 million)

2016E – 2017E EBITDA projected to grow at 1.5% per annum, plus incorporating 50% additional anticipated benefits of new USWC vessels vs. Management 5-Year Projections (i.e. 50% of $ 14.6m by 2017 = $ 7.3m)

Results in 2017E EBITDA of $ 231 million (vs. $ 183 million in Management 5-Year Projections)

Cash flow items(a)per Management 5-Year Projections

2013E capital expenditures reduced from $ 147 million to $ 125 million to reflect approved and committed capital expenditures only, the difference being evenly spread over 2014, 2015 and 2016 (i.e. $ 7 million p.a.)

16 (a) Revised cash flow forecasts do not reflect any increase in D&A related to new USWC vessels and IT capex program; Management indicated that net cash flow impact would likely be neutral as these investments would likely not generate any tax benefits due to Dolphin’s current tax structure.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Alternative Cases vs. Management 5-Year Projections – Adjusted EBITDA

($ in millions)

Source: 2013-2017 Projection Summary 07.22.2013 Revision (Dataroom: 3.9.3.); Board of Directors’ Meeting – Company Overview – July 2013 (Dataroom: 1.10.)

$231

$225

Adjusted

EBITDA

+$44 +$48

$203

$193 $195

$189 +$34

$182 +$11 $183 +$12

+$25 $178

$173

$169 +$9

$161 $164 +$9

Special $155 $155 +$7

Committee

Upside Case

Management

High Case

Management

5-Year

Projections

2013E 2014E 2015E 2016E 2017E

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

I I D I S C U S S I O N O F D O L P H I N P R O J E C T I O N S

Alternative Cases vs. Management 5-Year Projections – Summary Overview

($ in millions)

Source: 2013-2017 Projection Summary 07.22.2013 Revision (Dataroom: 3.9.3.); 2013-2017 Cash Flow Projections Revised

7-24-2013 (Dataroom: 3.9.6.); Board of Directors’ Meeting – Company Overview – July 2013 (Dataroom: 1.10.)

ACTUAL MANAGEMENT 5-YEAR PROJECTIONS 13E-17E

2012A 2013E 2014E 2015E 2016E 2017E CAGR

Adjusted EBITDA—Company Reporting (a)

Management 5-Year Projections (b) $171.8 $154.5 $164.0 $169.2 $181.5 $183.2 4.3%

Management High Case — $154.5 $173.0 $178.1 $193.0 $194.9 6.0%

Special Committee Upside Case — $161.0 $188.5 $202.9 $225.4 $230.9 9.4%

Cash Flow Items

Change in Working Capital — ($9.2) ($2.4) ($3.5) ($2.0) ($0.3)

Strategic and All Other Projects Capex — (113.7) (92.9) (68.3) (69.2) (69.3)

Capex Delta—Special Committee Upside Case Only (c) — +21.5 -7.2 -7.2 -7.2 —

IT-Related Capex — — (15.0) (10.0) — —

Ships Payments — (32.9) (32.9) (67.5) (34.7) —

Other Cash Items (Excludes Interest)(d)

Management 5-Year Projections (228.9) (81.2) (57.9) (53.7) (46.9)

Management High Case (228.9) (83.0) (59.7) (56.0) (49.3)

Special Committee Upside Case (230.2) (86.1) (64.7) (62.5) (56.5)

After-Tax Unlevered Free Cash Flow

Management 5-Year Projections ($230.1) ($60.4) ($38.1) $21.9 $66.6

Management High Case (230.1) (53.2) (31.0) 31.1 76.0

Special Committee Upside Case (203.4) (48.0) (18.3) 49.9 104.8

(a) 2012 and 2013 adjusted for E.U. fine ($26.0m recorded in 2012, $33.8m recorded in Q1 2013 as per Company “Tuesday Packages”).

(b) Midpoint of projections for 2014-2017 period.

(c) See page 16 for further details.

(d) Includes defined benefit plan contributions ($13.2m outflow in 2013, $18.1m in 2014, progressively decreasing to $8.3m in 2017), SERP/ESP funding ($47.3m outflow in 2013), other

Itochu expenses/tax payments ($43.5m outflow in 2013), E.U. fine ($64.5m outflow in 2013), tax cases settlements ($23.1m outflow in 2013 and $19.6m outflow in 2014), DBCP settlements ($24.9m outflow between Q4 2013 and 2016), EBITDA comparability adjustments (deduction of stock-based compensation expense, equity earnings contribution and interest 18 income) totaling approximately ~$17m per annum from 2014 onwards (~$21m in 2013E), and taxes at effective tax rate of 20.0% as per Company’s guidance plus $1.6m incremental taxes each year from 2014 onwards, related to Ecuador tax case resolution. Excludes net proceeds from exercise of stock-options/share repurchase (+$3.3m net inflow in 2013) and asset sales

($30.6m in 2013, $50.0m per annum over the 2014-2017 period).

P R O J E C T D O L P H I N

III Valuation Analysis

PROJECT DOLPHIN III VALUATION ANALYSIS

Valuation Analysis Overview

- **Focused on three primary valuation methodologies**
  - Discounted cash flow ("DCF" or "intrinsic valuation")
  - Public comparable benchmarks
  - Precedent transaction benchmarks
- **Performed based upon Management 5-Year Projections, Management High Case and Special Committee Upside Case sensitivities**
- **Considered value of non-core assets**
- **Assessed valuation impact of certain key sensitivities – e.g. run-rate EBITDA, selected operating parameters**

19 LAZARD

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

I I I V A L U A T I O N A N A L Y S I S

Valuation Key Assumptions and Adjustments

Valuation date as of 6/15/2013 (end of Dolphin’s second quarter)

Assumes WACC range of 7.5%-8.5%

Assumes perpetual growth rate range of 1.0%-2.0%

DCF Uses mid-year convention

VALUATION Assumes effective tax rate of 20.0% as per Company’s guidance, plus $1.6 million incremental taxes each year related to Ecuador tax case resolution

Assumes D&A equal to capex in terminal value

Assumes change in working capital neutral in terminal value

PUBLIC Sample composed of Dolphin’s main fresh produce peers, as well as – for reference – other fruit and vegetables

COMPARABLE players and other food commodity peers

BENCHMARKS Valuation based on 2014E comparable basis EBITDA on all three cases discussed

PRECEDENT Sample composed of selected comparable transactions in the fresh fruit and vegetables segment

TRANSACTION

BENCHMARKS Valuation based on LTM Q2 2013 comparable basis EBITDA

Assumes net debt as of 6/15/2013 (per Dolphin’s Q2 2013 10-Q)

Adjusted for cash payments projected post-Q2 2013 closing: E.U. fine ($64.5m), Honduran tax case settlement

ENTERPRISE ($16.8m), Itochu-related costs ($13.6m)

VALUE

ADJUSTMENTS Assumes book value of non-controlling interests, equity investments and assets held for sale as of 6/15/2013

Non-core assets incorporated at assumed after-tax present value of $155m, assuming disposal over 4 years at a

8.0% discount rate (see pages 40-41 for detailed calculation)

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N I I I V A L U A T I O N A N A L Y S I S

Basis of Preparation: Enterprise Value and EBITDA Adjustments

($ in millions, except per share data)

ENTERPRISE VALUE ADJUSTMENTS

ITEMS # RATIONALE

Fully diluted share count including

in-the-money dilutive instruments to

Diluted Share 90.7(a) reflect value to all equity holders:

Count (m) stock options (treasury method),

RSAs, RSUs and Performance Shares

Share Price $12.81 Spot price as of August 9, 2013

= Equity Value $1,162

Net Financial Net financial debt as of June 15, 2013

+ $258

Debt Excludes restricted cash

Post-Q2 2013 closing payments: E.U.

fine ($64.5m), Honduran tax case

Pro Forma settlement ($16.8m) and Itochu-related

+ 94

Adjustments costs ($13.6m)

Book value of assets held for sale ($0.6m)

as of June 15, 2013

+ Non-controlling 7 Book value as of June 15, 2013

Interests

– Equity (90) Book value as of June 15, 2013

Investments

Assumed after-tax present value of non- core assets

Assuming disposal over 4 years and discount rate of 8.0% (see pages 40-41 for detailed calculation)

= Enterprise $1,276 Value

Source: Company, FactSet.

21 (a) Based on outstanding share count of 89.9m as of 7/23/2013.

(b) Adjustments for comparability with peers.

(c) Assumes 0.07% interest rate per annum per Company’s guidance.

EBITDA ADJUSTMENTS(b)

EBITDA Q2 2013

CALCULATION LTM 2013E 2014E RATIONALE

Per Dolphin

definition of

Adjusted

EBITDA – EBITDA

Company $170.6 $154.5 $164.0

Reporting Based on

Management

5-Year

Projections

Represents an

economic value

to the

Stock-Based shareholders

(–)Compensation (17.9) (13.6) (12.2) (non-cash)

Expense Reported

below the

EBITDA line

by Dolphin

Reported

Equity Earnings above the

– (6.0) (7.6) (5.1)

Contribution EBITDA line

by Dolphin

Reported

Interest above the

– (0.1) (0.2) (0.1)

Income(c) EBITDA line

by Dolphin

EBITDA –

= Comparable $146.6 $133.1 $146.6 Basis

21

PROJECT DOLPHIN III VALUATION ANALYSIS

Implied Multiples and Premia at Various Prices Per Share

($ in millions, except per share data)

			Unaffected[(a)]	Current[(b)]	DHM June 10 Offer		DHM Revised Offer	
	Price Per Share		$10.20	$12.81	$12.00	$13.00	$13.50	$14.00
	Premium to:							
	Unaffected Price - $10.20[(a)]		-	26%	18%	27%	32%	37%
	Current Price - $12.81[(b)]		(20%)	-	(6%)	1%	5%	9%
	52-Week High - $14.35		(29%)	(11%)	(16%)	(9%)	(6%)	(2%)
	All-Time High - $14.87		(31%)	(14%)	(19%)	(13%)	(9%)	(6%)
	Three-Month Average Unaffected - $10.64		(4%)	20%	13%	22%	27%	32%
	Fully Diluted Share Count[(c)]		90.2	90.7	90.5	90.7	90.9	91.0
	Equity Value		**$921**	**$1,162**	**$1,086**	**$1,180**	**$1,227**	**$1,273**
	Net Financial Debt[(d)]		$258	$258	$258	$258	$258	$258
	Other Adjustments[(e)]		11	11	11	11	11	11
	Enterprise Value Without Non-Core Assets		**$1,189**	**$1,431**	**$1,355**	**$1,448**	**$1,495**	**$1,542**
	Assumed Present Value of Non-Core Assets[(f)]		($155)	($155)	($155)	($155)	($155)	($155)
	Enterprise Value With Non-Core Assets		**$1,034**	**$1,276**	**$1,200**	**$1,294**	**$1,340**	**$1,387**
	Implied EBITDA Multiples							
COMPANY REPORTING	**LTM**	$171	6.1x	7.5x	7.0x	7.6x	7.9x	8.1x
	2013E	155	6.7	8.3	7.8	8.4	8.7	9.0
	2013E *Without Non-Core Assets*	*155*	*7.7*	*9.3*	*8.8*	*9.4*	*9.7*	*10.0*
	2014E	164	6.3	7.8	7.3	7.9	8.2	8.5
COMPARABLE BASIS[(g)]	**LTM**	$147	7.1x	8.7x	8.2x	8.8x	9.1x	9.5x
	2013E	133	7.8	9.6	9.0	9.7	10.1	10.4
	2013E *Without Non-Core Assets*	*133*	*8.9*	*10.7*	*10.2*	*10.9*	*11.2*	*11.6*
	2014E	147	7.1	8.7	8.2	8.8	9.1	9.5

Source: Company, FactSet.
(a) Trading price of $10.20 as of 6/10/13, prior to public disclosure of Mr. Murdock's offer.
(b) Spot price as of 8/9/2013.
(c) Outstanding share count as of 7/23/2013, plus in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.
(d) As of 6/15/2013.
(e) Adjustments include book value of non-controlling interests, equity investments and assets held for sale, as well as post-Q2 2013 closing payments.
(f) Assumed after-tax present value of non-core assets (see pages 40-41 for detailed calculation).
(g) EBITDA adjusted for stock-based compensation expense, equity earnings contribution and interest income.

22 | LAZARD

PROJECT DOLPHIN
III VALUATION ANALYSIS

Valuation Summary

(in $ per share)


INCLUDING ASSUMED AFTER-TAX PRESENT VALUE OF NON-CORE ASSETS(a)(b)(c)
OBSERVATIONS/COMMENTS
1
DISCOUNTED CASH FLOW
Management 5-Year Projections
$6.05
$7.88
Management High Case
$7.39
$9.45
Special Committee Upside Case
$11.40
$14.08
Based on 1.5% PGR/7.5%-8.5% WACC and 8.0% WACC/1.0%-2.0% PGR
2
PUBLIC COMPARABLE BENCHMARKS
Management 5-Year Projections
$9.31
$10.91
Management High Case
$9.95
$11.64
Special Committee Upside Case
$11.05
$12.89
Based on 6.5x-7.5x 2014E comparable basis EBITDA
3
PRECEDENT TRANSACTION BENCHMARKS
LTM EBITDA
Unaffected share price: $10.20
$11.70
$13.27
Based on 8.0x-9.0x Q2 2013 LTM comparable basis EBITDA
DHM Revised Offer: $13.50

Source: Company, FactSet as of 8/9/2013.

(a) Based on a fully diluted share count (outstanding number of shares as of 7/23/2013), including in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.

(b) Assuming an EqV to EV bridge of $269m as of 6/15/2013 (includes net financial debt, non-controlling interests, equity investments and assets held for sale at book value value and post-Q2 2013 closing payments).

(c) Based on assumed after-tax present value of non-core assets of $155m (see pages 40-41 for detailed calculation).

23 | LAZARD

PROJECT DOLPHIN | III VALUATION ANALYSIS

1 DCF Analysis – Summary Overview

(in $ per share)

MANAGEMENT 5-YEAR PROJECTIONS

	EXCLUDING ASSUMED AFTER-TAX PRESENT VALUE OF NON-CORE ASSETS[a] — Implied Value Per Share at Perpetuity Growth Rate of:			INCLUDING ASSUMED AFTER-TAX PRESENT VALUE OF NON-CORE ASSETS[a] — Implied Value Per Share at Perpetuity Growth Rate of:		
WACC	1.0%	1.5%	2.0%	1.0%	1.5%	2.0%
7.0%	$6.33	$7.33	$8.54	$8.05	$9.05	$10.24
7.5%	5.33	6.16	7.15	7.05	7.88	8.86
8.0%	4.47	5.17	5.99	6.19	6.89	7.71
8.5%	3.73	4.33	5.02	5.45	6.05	6.74
9.0%	3.08	3.60	4.19	4.80	5.32	5.91

MANAGEMENT HIGH CASE

	EXCLUDING — Implied Value Per Share at Perpetuity Growth Rate of:			INCLUDING — Implied Value Per Share at Perpetuity Growth Rate of:		
WACC	1.0%	1.5%	2.0%	1.0%	1.5%	2.0%
7.0%	$7.93	$9.06	$10.39	$9.64	$10.75	$12.06
7.5%	6.80	7.73	8.84	8.51	9.45	10.54
8.0%	5.83	6.62	7.54	7.55	8.34	9.26
8.5%	4.99	5.67	6.44	6.71	7.39	8.16
9.0%	4.27	4.85	5.51	5.98	6.56	7.23

SPECIAL COMMITTEE UPSIDE CASE

	EXCLUDING — Implied Value Per Share at Perpetuity Growth Rate of:			INCLUDING — Implied Value Per Share at Perpetuity Growth Rate of:		
WACC	1.0%	1.5%	2.0%	1.0%	1.5%	2.0%
7.0%	$12.69	$14.13	$15.87	$14.34	$15.78	$17.52
7.5%	11.21	12.43	13.85	12.88	14.08	15.50
8.0%	9.93	10.97	12.17	11.62	12.64	13.83
8.5%	8.82	9.72	10.74	10.52	11.40	12.41
9.0%	7.84	8.62	9.50	9.56	10.32	11.19

(a) Assumed after-tax present value of non-core assets estimated at $155m (see pages 40-41 for detailed calculation).

24 | LAZARD

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N I I I V A L U A T I O N A N A L Y S I S

1 Illustrative Value Impact of Selected Sensitivities (DCF Methodology)

($ in millions, except per share data)

Illustrative calculation of potential adjustments to Management 5-Year Projections (using WACC of 8.0% and PGR of 1.5%)

ANNUAL TOTAL VALUE/

EBITDA VALUE SHARE

SENSITIVITY DESCRIPTION IMPACT FREQUENCY IMPACT(h) IMPACT(i)

NORTH AMERICA $0.25/box price increase on North Each year,

+$19.3-21.2(a) ~$240 ~$2.65

BANANA PRICING America volumes(a) starting in 2014

EUROPE BANANA $0.25/box price increase on Europe Each year,

+$5.3(b) ~$60 ~$0.65

PRICING volumes(b) starting in 2014

FRESH Fresh Vegetables at initial 2015 run-rate Each year,

VEGETABLES forecast of $103m (per Dolphin 3-Year +$23.8 ~$255 ~$2.85

EARNINGS Plan) starting in 2014(c)

Each year,

COST SAVINGS $30m incremental annual cost savings +$30.0 ~$345 ~$3.80 starting in 2014

1.5% growth per annum in Each year,

EBITDA GROWTH +$5.1 ~$50 ~$0.55

2016E-2017E EBITDA starting in 2016(d)

UPSIDE FROM $7.3m incremental benefits from 2016 Each year,

+$7.3 ~$75 ~$0.80

NEW USWC SHIPS onwards (50% upside) starting in 2016(e)

Incremental $50m resolution cost vs.

ECUADOR Management $19.6m assumptions — — ~($45) ~($0.50)

TAX CASE (assumed in 2014)

Disposal of Hawaiian farmed land for Each year,

HAWAII LAND ($1.1)(g) ~$25 ~$0.30

$72.5m(f)evenly sequenced over 4 years starting in 2014(g)

(a) Based on Company’s expected North American volumes, excluding organic bananas volumes: 77.1m boxes in 2014, 78.2m in 2015, 83.7m in 2016, 84.7m in 2017 (Source: 2013-2017

EBITDA Sensitivity Analysis – Dataroom: 3.6. – midpoint of assumptions). (b) Based on Company’s expected European volumes, excluding organic bananas volumes of 21.0m boxes each

25 year from 2014 onwards (Source: 2013-2017 EBITDA Sensitivity Analysis – Dataroom: 3.6.). (c) $2.3m impact in 2014, $23.8m from 2015 onwards. (d) $2.5m impact in 2016, $5.1m from 2017 onwards. (e) $6.5m impact in 2016, $7.3m from 2017 onwards. (f) See page 42 for further details. (g) Run-rate impact. Progressive ramp-up from 2014E onwards to reflect gradual disposals. (h) DCF value, based on illustrative tax rate of 20.0%. (i) Based on outstanding share count as of 7/23/2013 of 89.9m.

P R O J E C T D O L P H I N I I I V A L U A T I O N A N A L Y S I S

1 Illustrative DCF Sensitivity at Various 2017 EBITDA Levels

($ in millions, except per share data)

Based on WACC of 8.0% and PGR of 1.5%

Includes assumed after-tax present value of non-core assets of $155 million (see pages 40-41 for detailed calculation)

Assuming 2013E-2017E EBITDA growth pattern similar to Management 5-Year Projections

Illustrative Illustrative

2017E 2013E-2017E 2017E Implied Value Per Share(b)

EBITDA CAGR EBITDA at Perpetuity Growth Rate of 1.5%

Company Comparable(a)

Management Reporting Basis

5-Year

Projections $183 $180 3.9% $163 $6.52

$195 190 5.3% 173 7.69

Management 200 6.7% 183 8.87

High Case 210 8.0% 193 10.03

220 9.2% 203 11.18

$231 230 10.5% 213 12.32

Special 240 11.6% 223 13.45

Committee

Upside Case 250 12.8% 233 14.58

(a) Adjusted for stock-based compensation expense, equity earnings contribution and interest income.

(b) Based on a fully diluted share count (outstanding number of shares as of 7/23/2013), including in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N I I I V A L U A T I O N A N A L Y S I S

2 Dolphin vs. Key Peers – Relative Business Profile

($ in millions)

DOLPHIN

Fresh Other Prepared Fresh Other

Vegetables (Commercial Food Vegetables 5%

26% Cargo) 10% 1%

2012 2%

Salads &

PRODUCT Snacks

MIX Fresh Fruit Fresh Fruit 31% Fresh Fruit Fresh

Fruit

72% 89% 64% 100%

o/w bananas/ripening: 58% o/w bananas: 45% o/w bananas: 64%

o/w pineapples: 4% o/w pineapples: 15%

RoW MENA RoW MENA RoW

15% 11% 3% 11% 20%

2012 Asia

12%

GEOGRAPHIC North North Europe North UK & Eurozone 40%

EXPOSURE Europe America Europe America 31% America Ireland

58% 53% 58%

27% 21% 40%

Based on total revenues, incl. share of JVs.

CREDIT RATING B/Stable NR B/Negative NR

ENTERPRISE $1,189(d) $1,797 $1,086 $207

VALUE(a)

EQUITY VALUE(a)(b) 921 1,667 594 267

NET LEVERAGE(c) 2.7x 0.4x 3.6x (0.2x)

Source: Companies filings, FactSet and Wall Street Research.

Note: Enterprise value calculated as of 8/9/2013, including market capitalization, latest available net debt, non-controlling interests and equity investments (at book value or market value when available). Dolphin market capitalization based on unaffected share price, i.e. as of 6/10/2013.

(a) Fyffes data calculated based on €/USD exchange rate as of 8/9/2013 of 1.331.

27 (b) Based on fully diluted share count (latest available outstanding share count diluted for stock options using treasury method and other dilutive instruments); Dolphin net debt includes impact of E.U. fine, Honduran tax case settlement, remaining Itochu-related costs and assets held for sale. (c) Based on 2013E comparable basis calendarized EBITDA (see page 38 for further details). (d) Excluding assumed after-tax present value of non-core assets; $1,034m when including assumed after-tax present value of non-core assets.

PROJECT DOLPHIN | III VALUATION ANALYSIS

2 Public Comparable Benchmarks

($ in millions, except per share data, FYE 12/31)

For reference (applies to Other Fruit and Vegetables Players and Other Food Commodity Peers)

Company	Market Cap.[(a)]	Enterprise Value[(b)]	EV / EBITDA 2013E	EV / EBITDA 2014E	P/E 2013E	P/E 2014E	Net Leverage[(c)]
Fresh Produce Peers							
Fresh Del Monte	$1,667	$1,797	8.3x	7.3x	13.4x	12.3x	0.4x
Chiquita Brands	594	1,086	7.4	6.5	17.6	11.1	3.6
Fyffes	267	207	4.0	4.0	7.8	7.6	(0.2)
		Average	6.6x	5.9x	12.9x	10.4x	1.3x
		Median	7.4	6.5	13.4	11.1	0.4
Other Fruit and Vegetables Players							
Del Monte Pacific	$912	$1,013	14.2x	12.2x	26.0x	20.5x	1.7x
Bonduelle	738	1,824	7.2	6.6	10.3	8.6	4.3
Calavo Growers	399	412	11.6	9.0	21.8	16.8	1.3
Total Produce	322	394	4.8	4.7	8.7	8.4	0.9
La Doria	123	310	5.6	5.2	9.9	7.8	2.9
		Average	8.7x	7.5x	15.3x	12.4x	2.2x
		Median	7.2	6.6	10.3	8.6	1.7
Other Food Commodity Peers							
Tyson Foods	$11,679	$13,177	6.7x	5.9x	13.3x	10.9x	0.7x
JBS[(d)]	9,313	19,849	8.2	7.0	14.0	10.0	3.9
Smithfield Foods[(e)]	3,116	4,978	5.8	5.4	9.4	8.3	2.6
Dean Foods[(f)]	1,999	2,636	6.2	5.8	20.5	15.4	1.5
		Average	6.7x	6.0x	14.3x	11.1x	2.2x
		Median	6.4	5.8	13.7	10.4	2.0
		All Peers					
		Average	7.5x	6.6x	14.4x	11.5x	2.0x
		Median	6.9	6.2	13.4	10.4	1.6
Dolphin Unaffected (as of 6/10/2013), Excluding Assumed After-Tax Present Value of Non-Core Assets - Comparable Basis EBITDA[(g)]							
Management 5-Year Projections	$921	$1,189	8.9x	8.1x	-	-	2.7x
Management High Case	921	1,189	8.9	7.6	-	-	2.7
Special Committee Upside Case	921	1,189	8.5	6.9	-	-	2.5
Dolphin Unaffected (as of 6/10/2013), Including Assumed After-Tax Present Value of Non-Core Assets - Comparable Basis EBITDA[(g)]							
Management 5-Year Projections	$921	$1,034	7.8x	7.1x	-	-	2.7x
Management High Case	921	1,034	7.8	6.6	-	-	2.7
Special Committee Upside Case	921	1,034	7.4	6.0	-	-	2.5

Source: Companies filings, FactSet, Wall Street Research.

(a) Based on fully diluted share count (latest available outstanding share count diluted for stock options using treasury method and other dilutive instruments), as of 8/9/2013. (b) EqV to EV bridge includes latest available net financial debt, non-controlling interests and equity investments at book value. (c) Based on latest available net financial debt and 2013E calendarized comparable basis EBITDA. (d) Includes impact of Seara Acquisition (incorporation of R$5.85bn of debt). (e) Based on unaffected share price as of 3/6/2013 (i.e. prior to disclosure of Continental Grain letter to Smithfield Board of Directors). (f) Adjusted for spin-off of WhiteWave and including cash proceeds from disposal of remaining shares (at current spot price); adjusted for litigation settlement, cash performance units and phantom shares (settled in cash). (g) Equity value to Enterprise value for Dolphin as described on page 21; assumed after-tax present value of non-core assets of $155m (see pages 40-41 for more details).

28 | LAZARD

PROJECT DOLPHIN III VALUATION ANALYSIS

2 Public Comparable Benchmarks – Implied Value per Dolphin Share

($ in millions, except per share data)

	Assumed Multiple Range		Management 5-Year Projections		Management High Case		Special Committee Upside Case	
	Low	High	Low	High	Low	High	Low	High
2014E EBITDA - Company Reporting			$164		$173		$189	
Comparability Adjustments								
Less: Stock-Based Compensation Expense			(12)		(12)		(12)	
Less: Equity Earnings Contribution and Interest Income			(5)		(5)		(5)	
2014E EBITDA - Comparable Basis			$147		$156		$171	
Enterprise Value	6.5x	7.5x	$953	$1,099	$1,011	$1,167	$1,112	$1,283
- Net Financial Debt			($258)	($258)	($258)	($258)	($258)	($258)
- Non-Controlling Interests			(7)	(7)	(7)	(7)	(7)	(7)
+ Equity Investments			90	90	90	90	90	90
- Other Adjustments			(94)	(94)	(94)	(94)	(94)	(94)
+ Assumed After-Tax Present Value of Non-Core Assets[a]			155	155	155	155	155	155
Equity Value			$839	$985	$897	$1,053	$998	$1,169
Implied Value Per Share[b]			$9.31	$10.91	$9.95	$11.64	$11.05	$12.89
Implied Premium to Current Price of $12.81			(27.3%)	(14.9%)	(22.3%)	(9.1%)	(13.8%)	0.6%
Implied Premium to Unaffected Price of $10.20			(8.8%)	6.9%	(2.5%)	14.1%	8.3%	26.3%

(a) See pages 40-41 for detailed calculation.
(b) Based on a fully diluted share count (outstanding number of shares as of 7/23/2013), including in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.

29 LAZARD

PROJECT DOLPHIN | III VALUATION ANALYSIS

3 Precedent Transactions in the Fresh Fruit and Vegetables Space

($ in millions)

ANN. DATE	TARGET	ACQUIRER	TARGET	EBITDA MARGIN	ENTERPRISE VALUE	ENTERPRISE VALUE AS MULTIPLE OF SALES	EBITDA	EBIT
9/12	Dolphin Asia Fresh & Packaged Foods	Itochu Corporation	Asia	7.6%	$1,685	0.7x[a]	9.0x[a]	-
7/12	Bolthouse Farms	Campbell Soup	USA	22.1%	1,550	2.2	10.2[b]	16.8
12/11	Turners & Growers (72.5%)	BayWa	New Zealand	6.3%	226	0.5	7.2	12.9
2/10	France Champignon	Bonduelle	France	7.5%	139	0.5[c]	6.3[c]	13.5[c]
6/08	Vitacress Salads	RAR Group	UK	7.9%	105	0.6	8.2	-
6/08	Desarollo Agroindustrial/Caribana	Fresh Del Monte Produce	Costa Rica	10.5%	403	0.8	8.1	10.1
7/06	Chiquita Brands South Pacific	Tradefresh	Australia	8.9%	128	0.8[d]	8.6[d]	11.8[d]
				Average		0.9x	8.2x	13.0x
				Median		0.7x	8.2x	12.9x
Memo:								
12/02	Dolphin	David Murdock	USA	8.5%	$2,322	0.5x	6.2x	8.7x

Source: Company Filings, Wall Street Research, Press, MergerMarket; excludes transactions with enterprise value below $100 million and prior to 2006.

(a) Financials as of 2011. Based on 2012E financials, EV/sales multiple would stand at 0.6x and EV/EBITDA multiple would stand at 8.4x.
(b) Company reports an EBITDA multiple of 9.5x including tax benefits.
(c) Financials as of 2008.
(d) Financials as of end of FY 2005 (6/30).

30 | LAZARD

P R O J E C T D O L P H I N I I I V A L U A T I O N A N A L Y S I S

3 Precedent Transaction Benchmarks – Implied Value per Dolphin Share

($ in millions, except per share data)

Assumed

Multiple Range Actuals

Low High Low High

Q2 2013 LTM EBITDA—Company Reporting $171

Comparability Adjustments

Less: Stock-Based Compensation Expense (18)

Less: Equity Earnings Contribution and Interest Income (6)

Q2 2013 LTM EBITDA—Comparable Basis $147

Enterprise Value 8.0x 9.0x $1,173 $1,319

—Net Financial Debt ($258) ($258)

—Non-Controlling Interests (7) (7)

+ Equity Investments 90 90

—Other Adjustments (94) (94)

+ Assumed After-Tax Present Value of Non-Core Assets(a) 155 155

Equity Value $1,059 $1,205

Implied Value Per Share(b) $11.70 $13.27

Implied Premium to Current Price of $12.81 (8.7%) 3.6%

Implied Premium to Unaffected Price of $10.20 14.7% 30.1%

(a) See pages 40-41 for detailed calculation.

(b) Based on a fully diluted share count (outstanding number of shares as of 7/23/2013), including in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.

P R O J E C T D O L P H I N

Appendix

P R O J E C T D O L P H I N

A Supplemental Materials on Management 5-Year Projections

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

A S U P P L E M E N T A L M A T E R I A L S O N M A N A G E M E N T 5—Y E A R P R O J E C T I O N S

Management 5-Year Projections – Key Assumptions

Source: 2013-2017 Projection Summary 07.22.2013 Revision (Dataroom: 3.9.3.)

Assessment of key variables (see next page for further details)

2014-2015 volume build-up in North America fresh fruit due to new ship program reflected in forecasts

Projections assume resolution of Ecuador tax case dispute

Do not reflect potential negative financial impact of restructuring Dolphin’s business in the event no resolution is reached

Working Capital

Working capital balance assumed at 3.4% of revenues

Capital Expenditures

1.5% of revenues

Plus strategic projects

Plus ship payments

Selected IT system update initiatives – $25 million

DBCP Resolution

Assuming resolution by 2016; Dolphin responsible for up to 50% of cash settlement

Tax provision

2013 per current estimates

20.0% for 2014-2017

Cash taxes

2013 as projected

2014-2017 increases as EBT increases, plus $1.6 million annual increase in Ecuador, assuming resolution of tax case dispute

Ecuador tax case resolution assumed in early 2014; $3.9 million tax base per year, less taxes already paid, plus 10% interest per annum

Source: Company.

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

A S U P P L E M E N T A L M A T E R I A L S O N M A N A G E M E N T 5—Y E A R P R O J E C T I O N S

Management 5-Year Projections – EBITDA Sensitivity Key Assumptions

($ in millions)

ADJUSTED EBITDA

Source: 2013-2017 EBITDA Sensitivity Analysis (Dataroom: 3.6.) IMPACT VS. DOLPHIN

3-YEAR PLAN

KEY ASSUMPTIONS LOW HIGH

Banana pricing:

North America: $0.34/box price increase on 76m boxes: not included in Low, maintained in High ($26.0) -

Europe: $0.49/box price increase on 21m boxes maintained in High; decreased by $0.24/box in Low (5.0) -

Latin America:

FRESH FRUIT Higher banana fruit costs: (29.1) (27.1)

No additional Ecuador farms / Banapuerto / Coyoles: $(10.0)-(12.0)m in High/Low (12.0) (10.0)

Higher banana fruit costs: $1.55/box on 110m boxes: $(17.1)m both in High and Low (17.1) (17.1)

Cost/price adjustment: committing to identify measures to achieve minimal profitability in Low +10.0 -

Chile: higher fruit costs – both in High and Low (0.7) (0.7)

Normalization of the business to the following EBITDA: (30.1) (20.1)

FRESH Fresh Pack: $10.0m – both in High and Low

VEGETABLES Value-Added: $40.0m Low/$50.0m High

Berries: $20.0m – both in High and Low

REALIGNMENT Fresh Fruit: High only — +12.0

/ COST SAVINGS DFV: both in High and Low +1.3 +1.3

Corporate: both in High and Low +1.5 +1.5

2014: 1.1m boxes build-up at $0.25/box +0.3 +0.3

2015: 2.2m boxes build-up at $0.25/box +0.6 +0.6

2016: 2 ships full year, 1 ship from May 1(st)only; incremental volume at $0.50/box EBITDA

NEW SHIPS Low: 86% capacity / 6m boxes / $7.5m lower shipping costs +10.5 -

High: 95% capacity / 9.3m boxes / $10.8m lower shipping costs — +15.5

2017: 3 ships full year; incremental volume at $.50/box EBITDA

Low: 86% capacity / 6.8m boxes / $8.4m lower shipping costs +11.8 -

High: 95% capacity / 10.5m boxes / $12.2m lower shipping costs — +17.4

2013 EBITDA from operations increased approximately $18m upon further review of fruit cost (vs. “Tuesday Package 6” – cf. Dataroom 4.3.)

OTHER The midpoint EBITDA would reflect bonus pools appropriate for the earnings level

ASSUMPTIONS Projections do not incorporate any acquisition activity and are based on Dolphin’s current capital structure

2016 and 2017 projections are flat compared with 2015 except for the impact of the replacement vessels

33 Source: Company.

PROJECT DOLPHIN
A SUPPLEMENTAL MATERIALS ON MANAGEMENT 5-YEAR PROJECTIONS

Management 5-Year Projections – Adjusted EBITDA (Detail)

($ in millions)

Source: Board of Directors' Meeting – Company Overview – July 2013 (Dataroom: 1.10.)

	2013E			2014E			2015E			2016E		2017E	
	Original Budget	P6[(a)]	Target[(a)(b)]	Dolphin 3-Year Plan	Management 5-Year Projections Low[(c)]	Management 5-Year Projections High[(c)]	Dolphin 3-Year Plan	Management 5-Year Projections Low[(c)]	Management 5-Year Projections High[(c)]	Management 5-Year Projections Low[(c)]	Management 5-Year Projections High[(c)]	Management 5-Year Projections Low[(c)]	Management 5-Year Projections High[(c)]
Fresh Fruit	$120.6	$119.0	$137.3	$158.4	$108.0	$143.0	$162.0	$111.8	$146.8	$121.7	$161.7	$123.0	$163.6
Fresh Vegetables	84.8	59.0	59.0	78.6	71.3	81.3	103.0	74.2	84.2	74.2	84.2	74.2	84.2
Corporate Expenses	(50.9)	(47.7)	(47.7)	(51.5)	(51.3)	(51.3)	(53.1)	(52.9)	(52.9)	(52.9)	(52.9)	(52.9)	(52.9)
Total Company	**$154.5**	**$130.3**	**$148.5**	**$185.5**	**$128.0**	**$173.0**	**$211.9**	**$133.1**	**$178.1**	**$143.0**	**$193.0**	**$144.3**	**$194.9**
Bonus Reversal/Berry Earn-Out	0.0	25.0	6.0	15.0	27.0	0.0	0.0	27.0	0.0	27.0	0.0	27.0	0.0
Adjusted Total	**$154.5**	**$155.3**	**$154.5**	**$200.5**	**$155.0**	**$173.0**	**$211.9**	**$160.1**	**$178.1**	**$170.0**	**$193.0**	**$171.3**	**$194.9**
Midpoint of Projections						**$164.0**			**$169.2**		**$181.5**		**$183.2**
		+$0.0			*($36.5)*			*($42.7)*					

Source: Company.
(a) Adjusted for E.U. fine ($33.8m recorded in Q1 2013 as per Company "Tuesday Packages").
(b) Target for 2013 assumes $19m of cash bonus paid, i.e. $6m of cash bonus reversal.
(c) Low scenarios assume cash bonus reversal. High scenarios assume $27m of cash bonus paid.

34 | LAZARD

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

A S U P P L E M E N T A L M A T E R I A L S O N M A N A G E M E N T 5—Y E A R P R O J E C T I O N S

Historical Performance by Division

($ in millions)

***

Source: Board of Directors’ Meeting – Company Overview – July 2013 (Dataroom: 1.10.); 2013-2017 Projection Summary

07.22.2013 Revision (Dataroom: 3.9.3.)

DFFNA EUROPE

Adjusted VAR. 09A-13E: ($116m) VAR. 09A-13E: +$10m

EBITDA $74

$212 $199 $58

$183 $173 $47

$154 $31 $29 $33 $35 $35 $35

$136 $129 $24 $25 $28

Budget $104 $(96)$96 $91 $92 $104 $106 $7

Actual/Proj. ($26)

2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

Actual vs. Budget ($) +$58 +$16 +$37 +$25 ($50) ($84) ($24) ($22)

Actual vs. Budget (%) +38% +9% +27% +24% (68%) (145%) (77%) (47%)

CHILE DFV

$80 $85 $76 $79 $79 $79

$17 $17 $18 $18 $18 $(56) $55 $53 $52 $59

$15 $15 $15 $16 $16 $52

$13 $40

$(10) $9

$8 $26

2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E

Actual vs. Budget ($) ($2) +$2 +$6 +$2 ($14) +$4 ($2) ($28)

Actual vs. Budget (%) (12%) +25% +67% +15% (35%) +8% (4%) (35%)

35 Source: Company.

PROJECT DOLPHIN A SUPPLEMENTAL MATERIALS ON MANAGEMENT 5-YEAR PROJECTIONS

Management 5-Year Projections vs. Research Estimates – Adjusted EBITDA

($ in millions)

Source: Board of Directors' Meeting – Company Overview – July 2013 (Dataroom: 1.10.); 2013-2017 Projection Summary 07.22.2013 Revision (Dataroom: 3.9.3.)

EBITDA ESTIMATES

	2013E	2014E	2015E	2016E	2017E
Research Estimates					
Goldman Sachs (7/26/2013)	$151.6	$181.9	$193.2	-	-
BofA-ML (6/11/2013)	115.5	164.6	-	-	-
Janney (7/26/2013)	156.5	182.0	-	-	-
BB&T (7/26/2013)	158.8	-	-	-	-
Average	$145.6	$176.2	$193.2	-	-
Median	154.1	181.9	193.2	-	-
Memo: FactSet Median	*$154.0*	*$181.9*	*$193.2*	-	-
Management 5-Year Projections[a]	**$154.5**	**$164.0**	**$169.2**	**$181.5**	**$183.2**
Management High Case	*154.5*	*173.0*	*178.1*	*193.0*	*194.9*
Management vs. Average ($)	*$8.9*	*($12.2)*	*($24.0)*	-	-
Management vs. Median ($)	*0.5*	*(17.9)*	*(24.0)*	-	-
Management vs. FactSet ($)	*0.5*	*(17.9)*	*(24.0)*	-	-

OBSERVATIONS

- Limited number of analysts covering Dolphin
- Limited visibility beyond 2014
- Some variability in 2013 estimates
- Management continues to guide towards low end of original $150-170m 2013E EBITDA guidance

Source: Company, Wall Street Research, FactSet as of 8/9/2013.
(a) Target for 2013 (adjusted for E.U. fine), midpoint of projections for 2014E-2017E period.

36 LAZARD

P R O J E C T D O L P H I N

A S U P P L E M E N T A L M A T E R I A L S O N M A N A G E M E N T 5—Y E A R P R O J E C T I O N S

Cost Savings – Management Estimates

($ in millions)

Source: EBITDA Bridge and Pro Forma (Dataroom: 3.3.); 2013-2017 EBITDA Sensitivity Analysis (Dataroom: 3.6.)

EBITDA

BRIDGE

(JUNE 2013)

2014E 2015E

Additional Cost Savings Low High Low High

EBITDA Additional: Fresh Fruit — $12.0 — $12.0

SENSITIVITY Additional: Fresh Vegetables 1.3 1.3 1.3 1.3

(JULY 2013)

Additional: Corporate 1.5 1.5 1.5 1.5

Additional: Cost/Price Adjustment—Latin America 10.0 — 10.0 -

Total Realignment/Cost Savings 12.8 14.8 12.8 14.8

Source: Company.

P R O J E C T D O L P H I N

B Supplemental Valuation Materials

P R O J E C T D O L P H I N

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

Dolphin vs. Peers – EBITDA Comparability

($ in millions)

Source: 2013-2017 Projection Summary 07.22.2013 Revision (Dataroom: 3.9.3.); Equity Earnings Forecast (Dataroom: 3.9.5)

FRESH DEL

DOLPHIN MONTE CHIQUITA FYFFES

Reported EBITDA build-up

Stock-Based Compensation Above the Line

(a)

Equity Earnings Contribution Below the Line

Interest Income Below the Line

Q2 2013

EBITDA Comparability Adjustments LTM 2013E 2014E

Adjusted EBITDA—Company Reporting $170.6 $154.5 $164.0

Less: Stock-Based Compensation Expense ($17.9) ($13.6) ($12.2)

Less: Equity Earnings Contribution and Interest Income (6.1) (7.8) (5.2)

o/w Equity Earnings Contribution (6.0) (7.6) (5.1)

o/w Interest Income (b) (0.1) (0.2) (0.1)

Adjusted EBITDA—Comparable Basis $146.6 $133.1 $146.6

Source: Companies filings, FactSet and Wall Street Research.

(a) Projected equity earnings of $0.3 million in 2013 and 2014.

(b) Assumes 0.07% interest rate per annum per Company’s guidance.

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

Equity Value to Enterprise Value Adjustments

($ in millions)

Source: 2013-2017 Cash Flow Projections Revised 7-24-2013 (Dataroom: 3.9.6.); Dolphin 2013 10-Q as of 06-15-2013

Note: Does not include assumed after-tax present value of non-core assets of $155m (see pages 40-41 for further details)

Item Q2 Comments/Observations

Gross Financial Debt 683.0 Reported, as of 6/15/2013

Cash and Cash Equivalents (424.9) Reported, as of 6/15/2013, excluding restricted cash ($16.3m)

Net Financial Debt $258.0 Reported, as of 6/15/2013

Non-Controlling Interests 6.5 Book value, as of 6/15/2013

Equity Investments (90.1) Book value, as of 6/15/2013

Assets Held For Sale (0.6) Book value, as of 6/15/2013

Pro Forma Adjustments 94.9

E.U. Fine 64.5 Post-Q2 2013 closing payment

Honduran Tax Case Settlement 16.8 Post-Q2 2013 closing payment

Remaining Itochu-Related Transaction Costs *** Post-Q2 2013 closing payment

Total EqV-EV Adjustments $268.8

Source: Company.

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

***

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

Summary of Dolphin Non-Core Assets

($ in millions)

Source: Dolphin Non-Core Assets Revised 7-10-2013 (Dataroom 7.3.1.)

Estimated Value Net Book

Acres Low High Value

Latin America and Europe

Ecuador: Former Flowers Property 487 $1.3 $1.7 $0.4

Colombia: Former Flowers Properties(a) 151 4.0 5.1 2.8

Italy: Ripening Warehouse(a) 3 1.0 2.0 2.3

Honduras: Lis Lis 1,343 6.0 12.0 0.1

NON-CORE Honduras: La Ceiba Golf Course 44 16.0 18.0 0.3

ASSETS Honduras: La Ceiba Golf Properties(a) 147 38.0 47.5 0.6

SUMMARY Ukraine: Former Arkadia Warehouses(a) 18 1.0 2.0 —

Total Latin America and Europe Assets 2,193 $67.3 $88.3 $6.5

SOURCE:

DOLPHIN United States

MANAGEMENT Citation Corporate Jet(a) — $0.6 $0.7 $0.6

Hawaii Land Market for Sale(a) 20,600 175.0 200.0 147.7

Salinas Campus(b) 9 — — 3.3

Total U.S. Assets 20,609 $175.6 $200.7 $151.6

Total Worldwide Saleable Assets 22,802 $242.9 $289.0 $158.1

ASSUMED Est. Est. Theoretical

ESTIMATED Pre-tax Value Tax Tax After-tax

NET VALUE Min Max Midpoint Basis Rate Value

CALCULATION

Latin America and Europe Assets $67.3 $88.3 $77.8 $0.0 10.0% $70.0

SOURCE:

DOLPHIN US Assets 175.6 200.7 188.2 0.0 37.5% 117.6

MANAGEMENT

GUIDANCE Total $242.9 $289.0 $266.0 $0.0 $187.6

Source: Company.

(a) Currently listed for sale.

40 (b) Currently being used by Dolphin Fresh Vegetables operations.

OBSERVATIONS

Assumed value based on Management estimates and guidance

Hawaiian farmed land not included, notwithstanding limited contribution to EBITDA, on concerns that Dolphin needs to maintain an active farming presence in Hawaii (for branding and other commercial reasons)

Assumed pre-tax value of $72.5m

Marginal contribution to EBITDA (~$1.1-1.2m in 2014-2015)

Net impact on DCF value would be ~$0.30 per share

Assumes after-tax values do not include any tax from repatriation of offshore sale proceeds

PROJECT DOLPHIN B SUPPLEMENTAL VALUATION MATERIALS

Illustrative After-Tax Valuation of Non-Core Assets

($ in millions)

- **Key assumptions:**
  - Disposal sequenced evenly over a 4-year period (2014-2017); note: disposals could prove more difficult to realize in outer years given the potential for decreasing attractiveness of the remaining parcels over time
  - Does not include any sale of assets related to ordinary course of business (sale of containers, etc.)
  - Does not include Hawaiian farmed land
  - Discounted value based on discount rate of 8.0%

Memo:
Total Assumed Undiscounted After-Tax Non-Core Asset Value ***$187.6***

	BUDGET	PROJECTIONS			
	H2 2013	2014E	2015E	2016E	2017E
Net Proceeds of Sale of Non-Core Assets	-	$46.9	$46.9	$46.9	$46.9
Discounted Value @ 8.0%	-	**$43.3**	**$40.1**	**$37.1**	**$34.4**

Illustrative Present Value of Future Cash Proceeds	**$154.9**

41 LAZARD

P R O J E C T D O L P H I N

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

Dolphin Hawaii – Excess Land Holding Valuation Reconciliation

($ in thousands)

Source: Dole Hawaii Land Holding Valuation Reconciliation 7-2-13 (Dataroom: 7.3.3.)

Source: Company.

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

***

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

DCF Analysis – Management 5-Year Projections

($ in millions)

BUDGET PROJECTIONS Terminal

P&L H2 2013 2014E 2015E 2016E 2017E Value

EBITDA—Company Reporting $30.8 $164.0 $169.2 $181.5 $183.2 $183.2

Less: Stock-Based Compensation Expense ($1.7) ($12.2) ($12.1) ($12.1) ($12.1) (12.1)

Less: Equity Earnings Contribution (4.4) (5.1) (5.1) (5.1) (5.1) (5.1)

Less: Interest Income (0.1) (0.1) (0.1) (0.1) (0.1) (0.1)

EBITDA—Comparable Basis $24.6 $146.6 $151.9 $164.3 $165.9 $165.9

Less: D&A (36.1) (68.3) (67.8) (67.3) (66.9) (69.3)

EBIT—Comparable Basis ($11.5) $78.3 $84.1 $97.0 $99.0 $96.6

Less: Taxes 2.3 (15.7) (16.8) (19.4) (19.8) (19.3)

% Ef f ective Tax Rate (a) 20.0% 20.0% 20.0% 20.0% 20.0% 20.0%

Unlevered Net Income ($9.2) $62.7 $67.2 $77.6 $79.2 $77.3

Cash Flow Items

Plus: D&A 36.1 68.3 67.8 67.3 66.9 69.3

Less: Strategic and All Other CapEx (76.7) (92.9) (68.3) (69.2) (69.3) (69.3)

Less: IT CapEx 0.0 (15.0) (10.0) 0.0 0.0 0.0

Less: Ships Payments (32.9) (32.9) (67.5) (34.7) 0.0 0.0

Less: Change in Working Capital 14.7 (2.4) (3.5) (2.0) (0.3) 0.0

Less: Pension Cash Contribution (7.3) (18.1) (13.6) (10.6) (8.3) 0.0

Less: DBCP Settlements (2.5) (8.9) (8.7) (4.9) 0.0 0.0

Less: Ecuador Tax Case Settlement — (19.6) 0.0 0.0 0.0 0.0

Less: Ecuador Incremental Taxes — (1.6) (1.6) (1.6) (1.6) (1.6)

Unlevered Free Cash Flow ($77.7) ($60.4) ($38.1) $21.9 $66.6 $75.7

(a) As per Company’s guidance.

PROJECT DOLPHIN B SUPPLEMENTAL VALUATION MATERIALS

DCF Analysis – Management 5-Year Projections (cont'd)

($ in millions, except per share data)

WACC	PV of Future Cash Flows	PV of Term. Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Total Enterprise Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Implied Exit EV/EBITDA Multiple at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
7.0%	($97)	$937	$1,027	$1,135	$839	$930	$1,038	7.7x	8.4x	9.3x
7.5%	(98)	847	922	1,010	749	824	913	7.1	7.7	8.5
8.0%	(98)	770	833	907	671	735	809	6.6	7.1	7.8
8.5%	(99)	704	757	820	605	659	721	6.1	6.6	7.2
9.0%	(99)	646	692	745	547	593	646	5.8	6.2	6.6

Adj. Net Debt[a]	Implied Equity Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Implied Value per Share[b] at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
($269)	$571	$661	$769	$6.33	$7.33	$8.54
(269)	480	555	644	5.33	6.16	7.15
(269)	403	466	540	4.47	5.17	5.99
(269)	336	390	452	3.73	4.33	5.02
(269)	278	324	377	3.08	3.60	4.19

Assumed After-Tax PV of Non-Core Assets	Implied Value per Share[b] at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
$155	$8.05	$9.05	$10.24
155	7.05	7.88	8.86
155	6.19	6.89	7.71
155	5.45	6.05	6.74
155	4.80	5.32	5.91

(a) Includes net debt as of 6/15/2013, non-controlling interests and equity investments at 6/15/2013 book value and other adjustments as previously described.
(b) Based on a fully diluted share count (outstanding number of shares as of 7/23/2013), including in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.

44 LAZARD

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

***

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

DCF Analysis – Management High Case

($ in millions)

BUDGET PROJECTIONS Terminal

P&L H2 2013 2014E 2015E 2016E 2017E Value

EBITDA—Company Reporting $30.8 $173.0 $178.1 $193.0 $194.9 $194.9

Less: Stock-Based Compensation Expense ($1.7) ($12.2) ($12.1) ($12.1) ($12.1) (12.1)

Less: Equity Earnings Contribution (4.4) (5.1) (5.1) (5.1) (5.1) (5.1)

Less: Interest Income (0.1) (0.1) (0.1) (0.1) (0.1) (0.1)

EBITDA—Comparable Basis $24.6 $155.6 $160.8 $175.7 $177.6 $177.6

Less: D&A (36.1) (68.3) (67.8) (67.3) (66.9) (69.3)

EBIT—Comparable Basis ($11.5) $87.3 $93.0 $108.4 $110.8 $108.3

Less: Taxes 2.3 (17.5) (18.6) (21.7) (22.2) (21.7)

% Ef f ective Tax Rate(a) 20.0% 20.0% 20.0% 20.0% 20.0% 20.0%

Unlevered Net Income ($9.2) $69.9 $74.4 $86.7 $88.6 $86.7

Cash Flow Items

Plus: D&A 36.1 68.3 67.8 67.3 66.9 69.3

Less: Strategic and All Other CapEx (76.7) (92.9) (68.3) (69.2) (69.3) (69.3)

Less: IT CapEx 0.0 (15.0) (10.0) 0.0 0.0 0.0

Less: Ships Payments (32.9) (32.9) (67.5) (34.7) 0.0 0.0

Less: Change in Working Capital 14.7 (2.4) (3.5) (2.0) (0.3) 0.0

Less: Pension Cash Contribution (7.3) (18.1) (13.6) (10.6) (8.3) 0.0

Less: DBCP Settlements (2.5) (8.9) (8.7) (4.9) 0.0 0.0

Less: Ecuador Tax Case Settlement — (19.6) 0.0 0.0 0.0 0.0

Less: Ecuador Incremental Taxes — (1.6) (1.6) (1.6) (1.6) (1.6)

Unlevered Free Cash Flow ($77.7) ($53.2) ($31.0) $31.1 $76.0 $85.1

(a) As per Company’s guidance.

PROJECT DOLPHIN   B   SUPPLEMENTAL VALUATION MATERIALS

DCF Analysis – Management High Case (cont'd)

($ in millions, except per share data)

WACC	PV of Future Cash Flows	PV of Term. Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Total Enterprise Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Implied Exit EV/EBITDA Multiple at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
7.0%	($70)	$1,053	$1,154	$1,276	$983	$1,085	$1,206	8.1x	8.8x	9.8x
7.5%	(71)	952	1,036	1,136	881	966	1,065	7.4	8.1	8.9
8.0%	(71)	865	936	1,020	794	865	948	6.9	7.5	8.1
8.5%	(72)	791	852	922	719	779	849	6.4	6.9	7.5
9.0%	(73)	726	778	838	653	705	765	6.0	6.5	7.0

Adj. Net Debt[a]	Implied Equity Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Implied Value per Share[b] at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
($269)	$715	$816	$938	$7.93	$9.06	$10.39
(269)	612	697	797	6.80	7.73	8.84
(269)	525	596	679	5.83	6.62	7.54
(269)	450	511	581	4.99	5.67	6.44
(269)	384	437	496	4.27	4.85	5.51

Assumed After-Tax PV of Non-Core Assets	Implied Value per Share[b] at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
$155	$9.64	$10.75	$12.06
155	8.51	9.45	10.54
155	7.55	8.34	9.26
155	6.71	7.39	8.16
155	5.98	6.56	7.23

(a) Includes net debt as of 6/15/2013, non-controlling interests and equity investments at 6/15/2013 book value and other adjustments as previously described.
(b) Based on a fully diluted share count (outstanding number of shares as of 7/23/2013), including in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.

46 LAZARD

***	Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

P R O J E C T D O L P H I N

***

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

DCF Analysis – Special Committee Upside Case

($ in millions)

BUDGET PROJECTIONS Terminal

P&L H2 2013 2014E 2015E 2016E 2017E Value

EBITDA—Company Reporting $37.3 $188.5 $202.9 $225.4 $230.9 $230.9

Less: Stock-Based Compensation Expense ($1.7) ($12.2) ($12.1) ($12.1) ($12.1) (12.1)

Less: Equity Earnings Contribution (4.4) (5.1) (5.1) (5.1) (5.1) (5.1)

Less: Interest Income (0.1) (0.1) (0.1) (0.1) (0.1) (0.1)

EBITDA—Comparable Basis $31.1 $171.1 $185.6 $208.2 $213.7 $213.7

Less: D&A (36.1) (68.3) (67.8) (67.3) (66.9) (69.3)

EBIT—Comparable Basis ($5.0) $102.8 $117.8 $140.9 $146.8 $144.3

Less: Taxes 1.0 (20.6) (23.6) (28.2) (29.4) (28.9)

% Ef f ective Tax Rate (a) 20.0% 20.0% 20.0% 20.0% 20.0% 20.0%

Unlevered Net Income ($4.0) $82.3 $94.2 $112.7 $117.5 $115.5

Cash Flow Items

Plus: D&A 36.1 68.3 67.8 67.3 66.9 69.3

Less: Strategic and All Other CapEx (b) (55.2) (100.1) (75.5) (76.4) (69.3) (69.3)

Less: IT CapEx 0.0 (15.0) (10.0) 0.0 0.0 0.0

Less: Ships Payments (32.9) (32.9) (67.5) (34.7) 0.0 0.0

Less: Change in Working Capital 14.7 (2.4) (3.5) (2.0) (0.3) 0.0

Less: Pension Cash Contribution (7.3) (18.1) (13.6) (10.6) (8.3) 0.0

Less: DBCP Settlements (2.5) (8.9) (8.7) (4.9) 0.0 0.0

Less: Ecuador Tax Case Settlement — (19.6) 0.0 0.0 0.0 0.0

Less: Ecuador Incremental Taxes — (1.6) (1.6) (1.6) (1.6) (1.6)

Unlevered Free Cash Flow ($51.0) ($48.0) ($18.3) $49.9 $104.8 $113.9

(a) As per Company’s guidance.

(b) See page 16 for further details.

PROJECT DOLPHIN B SUPPLEMENTAL VALUATION MATERIALS

DCF Analysis – Special Committee Upside Case (cont'd)

($ in millions, except per share data)

WACC	PV of Future Cash Flows	+	PV of Term. Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	=	Total Enterprise Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Implied Exit EV/EBITDA Multiple at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
7.0%	$10		$1,410	$1,546	$1,709		$1,420	$1,555	$1,718	9.0x	9.8x	10.9x
7.5%	8		1,274	1,387	1,521		1,282	1,395	1,529	8.3	9.0	9.9
8.0%	6		1,159	1,254	1,365		1,165	1,260	1,371	7.7	8.3	9.1
8.5%	5		1,059	1,140	1,234		1,064	1,145	1,239	7.2	7.7	8.4
9.0%	3		972	1,042	1,122		976	1,046	1,125	6.7	7.2	7.8

+ Adj. Net Debt [(a)]	=	Implied Equity Value at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%	Implied Value per Share[(b)] at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
($269)		$1,151	$1,287	$1,450	$12.69	$14.13	$15.87
(269)		1,013	1,127	1,260	11.21	12.43	13.85
(269)		896	992	1,103	9.93	10.97	12.17
(269)		795	876	970	8.82	9.72	10.74
(269)		707	777	857	7.84	8.62	9.50

+ Assumed After-Tax PV of Non-Core Assets	Implied Value per Share[(b)] at Perpetuity Growth Rate of: 1.0%	1.5%	2.0%
$155	$14.34	$15.78	$17.52
155	12.88	14.08	15.50
155	11.62	12.64	13.83
155	10.52	11.40	12.41
155	9.56	10.32	11.19

(a) Includes net debt as of 6/15/2013, non-controlling interests and equity investments at 6/15/2013 book value and other adjustments as previously described.
(b) Based on a fully diluted share count (outstanding number of shares as of 7/23/2013), including in-the-money dilutive instruments to reflect value to all equity holders: stock options (using treasury method), RSAs, RSUs and Performance Shares.

48 LAZARD

PROJECT DOLPHIN B SUPPLEMENTAL VALUATION MATERIALS

WACC Calculation

($ in millions)

For reference (Other Fruit and Vegetables Players; Other Food Commodity Peers)

Company	Market Value of Equity (a)	Net Financial Debt(b)	Total Capitalization	Net Debt/ Equity	Net Debt/ Total Cap.	Levered Beta	Unlevered Beta (c)	Cost of Equity (d)
Fresh Produce Peers								
Fresh Del Monte	$1,667	$92	$1,759	5.5%	5.2%	0.644	0.617	6.9%
Chiquita Brands	594	535	1,129	90.0%	47.4%	1.402	0.815	12.0%
Fyffes	267	(12)	255	-	-	0.626	0.626	6.8%
Average				**31.8%**	**17.5%**	**0.891**	**0.686**	**8.5%**
Median				**5.5%**	**5.2%**	**0.644**	**0.626**	**6.9%**
Other Fruit and Vegetables Players								
Del Monte Pacific	$912	$150	$1,062	16.4%	14.1%	0.832	0.738	8.2%
Bonduelle	738	1,087	1,825	147.2%	59.5%	0.813	0.392	8.0%
Calavo Growers	399	45	444	11.2%	10.1%	0.634	0.594	6.8%
Total Produce	322	70	392	21.8%	17.9%	0.804	0.694	8.0%
La Doria	123	158	281	127.8%	56.1%	0.694	0.370	7.2%
Average				**64.9%**	**31.5%**	**0.755**	**0.557**	**7.6%**
Median				**21.8%**	**17.9%**	**0.804**	**0.594**	**8.0%**
Other Food Commodity Peers								
Tyson Foods	$11,679	$1,464	$13,143	12.5%	11.1%	0.774	0.718	7.8%
JBS(e)	9,313	9,495	18,807	102.0%	50.5%	1.674	1.071	13.8%
Smithfield Foods(f)	3,116	2,225	5,341	71.4%	41.7%	1.257	0.800	11.0%
Dean Foods(g)	1,999	636	2,636	31.8%	24.1%	1.197	0.999	10.6%
Average				**54.4%**	**31.9%**	**1.226**	**0.897**	**10.8%**
Median				**51.6%**	**32.9%**	**1.227**	**0.900**	**10.8%**
All Peers								
Average				**53.1%**	**28.1%**	**0.946**	**0.703**	**8.9%**
Median				**26.8%**	**21.0%**	**0.809**	**0.706**	**8.0%**
Dolphin - Unaffected (as of 6/10/2013)	**$921**	**$353(h)**	**$1,273**	**38.3%**	**27.7%**	**1.472**	**1.127**	**12.4%**

Source: Companies filings, FactSet, Bloomberg, Barra.

(a) Based on fully diluted share count (latest available outstanding share count diluted for stock options using treasury method and other dilutive instruments), as of 8/9/2013. (b) Net financial debt only (i.e. not including non-controlling-interests nor equity investments). (c) Unlevered Beta = Levered Beta / [1 + (1 - Tax Rate) x (Net Debt / Equity)]. (d) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta) x (Equity Risk Premium) + Equity Size Premium. (e) Includes impact of Seara Acquisition (incorporation of R$5.85bn of debt). (f) Based on unaffected share price as of 3/6/2013 (i.e. prior to disclosure of Continental Grain letter to Smithfield Board of Directors). (g)) Adjusted for spin-off of WhiteWave and including cash proceeds from disposal of remaining shares (at current spot price); adjusted for litigation settlement, cash performance units and phantom shares (settled in cash). (h) Equity value to Enterprise value for Dolphin as described on page 21, excluding assets held for sale and assumed after-tax present value of non-core assets (see pages 40-41 for further details).

49 LAZARD

P R O J E C T D O L P H I N B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

WACC Calculation (cont’d)

Analysis does not include a size premium given that all of the most relevant peers are of a comparable size to Dolphin

WACC CALCULATION—BASED ON PEERS BETA

Pre-Tax / After-Tax Cost of Debt(a)

5.5% 6.5% 7.5%

Net Debt/ Net Debt/ Unlevered Levering Levered Cost of 4.4% 5.2% 6.0%

Total Cap. Equity Beta Factor(b) Beta Equity(c) Weighted Average Cost of Capital (d)

10% 11.1% 0.686 1.089 0.747 7.6% 7.3% 7.3% 7.4%

20% 25.0% 0.686 1.200 0.823 8.1% 7.4% 7.5% 7.7%

30% 42.9% 0.686 1.343 0.921 8.7% 7.4% 7.7% 7.9%

40% 66.7% 0.686 1.533 1.052 9.6% 7.5% 7.9% 8.2%

50% 100.0% 0.686 1.800 1.235 10.9% 7.6% 8.0% 8.4%

60% 150.0% 0.686 2.200 1.509 12.7% 7.7% 8.2% 8.7%

SENSITIVITY ON UNLEVERED BETA

Unlevered Beta

Unlevered Beta 0.600 0.700 0.800 0.900

Target Net Debt/Capitalization 27.50% 27.50% 27.50% 27.50%

Target Net Debt/Equity 37.9% 37.9% 37.9% 37.9%

Levering Factor(b) 1.303 1.303 1.303 1.303

Levered Beta(e) 0.782 0.912 1.043 1.173

Effective Tax Rate(a) 20.00% 20.00% 20.00% 20.00%

Risk-Free Rate of Return(f) 2.58% 2.58% 2.58% 2.58%

Long Term Equity Risk Premium (g) 6.70% 6.70% 6.70% 6.70%

Cost of Equity(c) 7.8% 8.7% 9.6% 10.4%

Pre-Tax Cost of Debt 6.50% 6.50% 6.50% 6.50%

Weighted Average Cost of Capital (d) 7.1% 7.7% 8.4% 9.0%

Source: Companies filings, FactSet, Bloomberg, Barra and Ibbotson.

(a) Marginal tax rate of 20.0%, as per Company’s guidance. (b) Levering Factor = [1 + (1—Tax Rate) x (Net Debt / Equity)]. (c) Cost of Equity = (Risk Free Rate of Return)+(Levered

50 Beta) x (Equity Risk Premium) + Equity Size Premium. (d) Weighted Average Cost of Capital = (After-Tax Cost of Debt) x (Net Debt/Cap.) + (Cost of Equity) x (Equity/Cap.). (e)

Levered Beta = Unlevered Beta x Levering Factor. (f) 10-Year Treasury Bond Yield as of 8/9/2013. (g) Represents the long-term expected equity risk premium based on differences between large company stock total returns and long-term government bonds.

P R O J E C T D O L P H I N

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

Dolphin Share Price Performance – Since IPO

Price LTM Peak: Volume (m)

9/20/2012—$14.35

$16 25.0

Max: $14.87

DHM Revised

Offer: $13.50

14

$12.28 20.0

12 $12.81

DHM June 10 +4%

Offer: $12.00

10

15.0

8

Min: $8.05

10.0

6

4

5.0

2

0 0.0

Oct 2009 Jul 2010 Apr 2011 Feb 2012 Nov 2012 Aug 2013

Source: FactSet as of 8/9/2013.

P R O J E C T D O L P H I N

B S U P P L E M E N T A L V A L U A T I O N M A T E R I A L S

Equity Analyst Price Targets and Evolution Over Time

ANALYST AND PRICE TARGET

DOLPHIN RATING EVOLUTION SINCE IPO

ANALYST PRICE TARGET

(PRE – POST OFFER)

Pre/Post-Offer

$12.00

5/3 – 7/26

Pre-Offer Post-Offer

$10.50 $12.50

5/28 – 7/25

Pre-Offer Post-Offer

5/6 – 6/11 $9.00 N/A

Pre/Post-Offer

N/A

Hold

5/3 – 7/26

Buy

Hold Pre-Offer Median Target Price Current

$10.50 Spot Price

Sell (+2.9% vs. 6/10/2013 spot)(a) $12.81(b)

Source: FactSet, Wall Street research.

52 (a) Spot price of $10.20 as of 6/10/2013.

(b) Spot price as of 8/9/2013.

100% $ 20

1 1 1

90% $ 18

1 2 2 2 1

2 1

80% $ 16

3 3

2 2

70% $ 14

5

60% $ 12

50% 2 $ 10

6 6 6 3

40% $ 8

3 6 6 6 3

2

30% $ 6

4

2 2 2

20% $ 4

1

10% $ 2

1 1 1

0% $ 0

Sell Hold Buy Trading Price Avg. Target Price

PROJECT DOLPHIN B SUPPLEMENTAL VALUATION MATERIALS

Illustrative LBO Analysis – Based on Special Committee Upside Case

($ in millions, except per share data)

SOURCES AND USES

Assumes entry as of 6/15/2013 (end of Q2 2013)

	Purchase Price per Share $13.00	$13.50	$14.00	Multiple of LTM EBITDA *(Company Reporting)*
Sources:				
New Term Loan B	$682	$682	$682	4.0x
Senior Unsecured Notes	341	341	341	2.0x
Total Funded Debt	$1,023	$1,023	$1,023	6.0x
Revolver (Undrawn @ Close)	*150*	*150*	*150*	-
Total Gross Debt	**$1,023**	**$1,023**	**$1,023**	**6.0x**
Equity	619	666	713	
% Equity	*38%*	*39%*	*41%*	
Total Capitalization	**$1,643**	**$1,690**	**$1,737**	
Uses:				
Equity Purchase Price	$1,180	$1,227	$1,273	
Plus: Gross Debt	683	683	683	
Minus: Excess Cash	(270)	(270)	(270)	
Plus: Fees	50	50	50	
Total Uses	**$1,643**	**$1,690**	**$1,737**	

PURCHASE PRICE MULTIPLES (BASED ON COMPARABLE BASIS EBITDA)

Includes assumed after-tax PV of non-core assets of $155m

	EBITDA *(Comparable Basis)*	Purchase Price per Share $13.00	$13.50	$14.00
Enterprise Value/				
LTM EBITDA	$147	8.8x	9.1x	9.5x
2013E EBITDA	140	9.3x	9.6x	9.9x
2014E EBITDA	171	7.6x	7.8x	8.1x

RETURNS - EXIT IN 2017 (4.5 YEARS) - NO ADDITIONAL COST SAVINGS

2018E EBITDA (Comparable Basis)	*$217*	Sale EV	Purchase Price per Share $13.00	$13.50	$14.00
N+1 Forward	**6.5x**	*$1,412*	(3.8%)	(5.3%)	(6.7%)
EBITDA	**7.0x**	*$1,520*	0.1%	(1.5%)	(3.0%)
Multiple	**7.5x**	*$1,629*	3.5%	1.9%	0.4%
(at end of 2017E)	**8.0x**	*$1,737*	6.6%	4.9%	3.4%

CREDIT STATISTICS @ $13.50 PER SHARE - NO ADDITIONAL COST SAVINGS

	At. Close	After 1.5 Yr	After 3.5 Yr	After 4.5 Yr
New TL B Cumul. Paydown	-	1.0%	3.0%	16.0%
Cumul. Total Debt Paydown	-	NM	2.9%	14.0%
FCF/Debt	-	(2.9%)	6.2%	13.0%
Total Debt/EBITDA	6.0x	5.8x	4.6x	4.0x
Net Debt/EBITDA	5.6x	5.5x	4.3x	3.7x
EBITDA / Interest	-	3.1x	3.5x	3.6x
EBITDA - Capex / Interest	-	0.7x	1.8x	2.5x

RETURNS - EXIT IN 2017 (4.5 YEARS) - $20M ADDITIONAL COST SAVINGS

2018E EBITDA (Comparable Basis)	*$237*	Sale EV	Purchase Price per Share $13.00	$13.50	$14.00
N+1 Forward	**6.5x**	*$1,542*	2.6%	0.9%	(0.6%)
EBITDA	**7.0x**	*$1,660*	6.0%	4.3%	2.8%
Multiple	**7.5x**	*$1,779*	9.1%	7.4%	5.8%
(at end of 2017E)	**8.0x**	*$1,897*	11.9%	10.1%	8.5%

Source: Company, Special Committee, Bloomberg, Factset.

Notes:

Assuming entry gross leverage of 6.0x Q2 2013 LTM EBITDA of $171m (Company Reporting EBITDA), implying a net entry leverage of 5.6x Q2 2013 LTM EBITDA, assuming $60m of cash remaining within the Company at entry (based on cash on balance sheet as of 6/15/2013 of $425m pro forma for post-Q2 2013 closing payments (totaling $95m) and assuming $270m of excess cash illustratively used in funding of transaction).

Enterprise value at entry includes assumed after-tax present value of non-core assets of $155m. Non-core assets disposals sequenced evenly over a 4-year period.

Assumes New Term Loan B pricing of L+375bps with a 1.00% Libor floor, Senior Unsecured Notes of 7.5% and ABL Revolver of L+275bps with a 1.00% Libor floor.

Implied illustrative returns analysis assumes cash sweep based on 100% of excess cash flow, with minimum balance sheet cash of $60m.

Implied illustrative returns analysis assumes management retains 5% of equity value at exit.

Enterprise value at exit based on 2018E EBITDA of $217m (i.e. 1.5% growth vs. 2017E EBITDA).

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